UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2019

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Artemis Acquisition Corp.

(Exact name of registrant as specified in its charter)

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Georgia	000-54678	81-3336488
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

PO Box 1104
Jefferson, Georgia 30549

(Address of Principal Executive Offices) (Zip Code)

843-271-3619

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	OTHER EVENTS

Artemis Acquisition Corporation announces today that the company has begun the search and selection process for the following senior management positions.

The company’s first selection and appointment will be for a new company President and Chief Operating Officer and the second selection and appointment will be for the newly created senior management position of Vice President of Property Acquisitions.

The company will continue to execute and focus on its core business model of acquisitions, management and operations of Convenience Stores, Travel Centers, Quick Serve Restaurants and NNN Real Estate.

The company will always be open to diversify from its core business model when promising business opportunities are presented to management for review.

The company also states that Pete Iodice, the company’s Vice Chairman entered into a plea agreement with the State of South Carolina in 2017. If anyone would like additional information with regards to the agreement the company asks that you make your request to the company in writing and mailed directly to the following address: Artemis Acquisition Corporation, Post Office Box 1104, Jefferson Georgia 30549.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Artemis Acquisition Corp.
By:	/s/ Pete Iodice
Name: Pete Iodice Title: Vice Chairman

Date:  December 2, 2019